SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: December 21, 2007

Yadkin Valley Financial Corporation

North Carolina	20-4495993
(State of incorporation)	(I.R.S. Employer Identification No.)

209 North Bridge Street, Elkin, North Carolina	28621-3404
(Address of principal executive offices)	(Zip Code)
Issuer’s telephone number: (336) 526-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
This document contains 2 pages, plus exhibit

Item 8.01: Other Events
The Board of Directors of Yadkin Valley Financial Corporation (“the Company”) (Nasdaq Global Select Market: YAVY), the holding company for Yadkin Valley Bank and Trust Company (“the Bank”), announced today a fourth quarter cash dividend of 13 cents per share, an increase of 1 cent (8.3%) over the fourth quarter of 2006 and unchanged from the third quarter of 2007. The dividend is the 80th consecutive quarterly dividend and provides an annualized return of 3.7% on Thursday’s closing stock price of $14.11 per share. Payment will be made on January 25, 2008 to shareholders of record on January 4, 2008.
Earnings for the fourth quarter 2007 are expected to be released on January 31, 2008.
Item 9.01: Exhibits
     Exhibit 99: Press Release
Signatures
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Bank has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Yadkin Valley Bank and Trust Company

By:	\s\Edwin E. Laws
Edwin E. Laws Chief Financial Officer

Date:	December 21, 2007